UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2011

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2011, Mr. Douglas Horne, notified AOL Inc. (the “Company”) of his resignation as the Company’s Deputy Chief Financial Officer, Controller and Chief Accounting Officer. Mr. Horne has decided to take a position with another company, and his last day with the Company will be September 7, 2011. Mr. Horne and the Company have no disagreements with respect to any accounting-related policy or matter.

On August 26, 2011, the Company’s Board of Directors appointed Mr. Matthew Kelpy to serve as the Company’s Controller and Chief Accounting Officer effective immediately. Mr. Kelpy, age 38, previously served as the Company’s Vice President and Assistant Controller since 2008 and as Director of Accounting from 2005 to 2008. Prior to his employment with the Company, Mr. Kelpy served in a number of roles with Deloitte & Touche from 1995 to 2005, most recently as a Senior Manager in their Assurance practice. Mr. Kelpy holds a B.A. in Accounting and a Masters in Accounting from the University of Michigan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
Name:	Arthur Minson
Title:	Executive Vice President and Chief Financial Officer

Date: August 26, 2011

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